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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference of our report in Metropolitan Financial Corp.'s Form S-8 (file # 333-86115) of our report dated March 21, 2002 on the financial statements of the Metropolitan Financial Corp. Stock Purchase Plan as of December 31, 2001, and 2000 and for the years then ended appearing on page 2 of this Form 11-K.



                                             /s/ Crowe, Chizek and Company LLP


Cleveland, Ohio
May 29, 2002